UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NET TALK.COM, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State of incorporation or organization)	20-4830633 (I.R.S. Employer Identification No.)

1100 NW 163 Drive, Miami, Florida	33169
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-157187

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.001 PAR VALUE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common stock, par value $0.001, to be registered pursuant to this Registration Statement on Form 8-A, is included in the Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (Registration No. 333-157187) and is hereby incorporated herein by reference.

Item 2. Exhibits.

EXHIBITS

Exhibit

3.01(1)	Articles of Incorporation of Net Talk.com, Inc.

3.02(1)	Articles of Amendment to Articles of Incorporation of Net Talk.com, Inc

3.03(1)	Articles of Amendment to Articles of Incorporation of Net Talk.com, Inc

3.04(1)	Articles of Amendment to Articles of Incorporation of Net Talk.com, Inc

3.05(1)	Bylaws of Net Talk.com, Inc.

(1)	Filed as an Exhibit to Form S-1 filed with the Securities and Exchange Commission on February 9, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NET TALK.COM, INC.

Dated: May 8, 2009	By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides, Chief Executive Officer
(Principal Executive Officer)